Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts:
Mark Umbach
Regent Media
310-806-6397
Mark.Umbach@regentmedia.com
Luis Lopez
Regent Media
212-209-5161
Luis.Lopez@regentmedia.com
Here Networks LLC and Its Publishing Affiliate Complete
Merger Deal With PlanetOut Inc.
New company will operate under name Here Media Inc.
June 17, 2009 (LOS ANGELES, CA and SAN FRANCISCO, CA) — Here Networks LLC announced today the completion of the business combination of Here Networks LLC and its publishing affiliate, which includes the LGBT publications The Advocate and Out, with PlanetOut Inc. (formerly-traded under the ticker symbol, LGBT). The new public company resulting from this business combination will be named Here Media Inc. with Stephen P. Jarchow serving as Chairman and Paul Colichman serving as CEO.
On Wednesday, June 10, 2009, the holders of a majority of the outstanding shares of PlanetOut Inc. common stock voted to approve the proposed business combination.

“The close of this deal represents an exciting moment for LGBT consumers across the globe,” said Stephen P. Jarchow and Paul Colichman. “We look forward to bringing new features that will enhance the user experience and keep our customers engaged.”
Here Media now becomes the premier global company for providing news and entertainment to the LGBT community. The company is also uniquely positioned to provide advertisers opportunities to reach its niche audience across platforms including television, online, print publishing, and filmed entertainment. Here Media’s unmatched reach positions the company as a leader in creating an interactive relationship with consumers across all its iconic brands.
Jarchow and Colichman, along with current PlanetOut Inc. Chairman Phil Kleweno, will serve as the initial board of directors of Here Media.
About Here Media
Here Media, Inc. produces and distributes niche content across all platforms worldwide. Here Media’s iconic brands distribute gay media and world cinema programming with universal, humanistic appeal. Its distribution platforms include theaters, television, VOD, broadband, online, print and mobile. It earns subscription, advertising and licensing revenue from its award-winning content.
Here Media owns and operates a variety of media assets including:
•	Here Studios, a full service motion picture studio.

•	Here Films, a motion picture distribution company.

•	here! Networks, a premium television network featuring programming that appeals to a gay and lesbian audience airing in 96 of the top 100 US markets, including every top 10 market.

•	Iconic print brands including Out, Advocate and HIV Plus, as well as Alyson Books.

•	Online properties including Gay.com, Planetout.com, Advocate.com, Out.com and SheWired.com which provide broadband video and social networking.
Paul Colichman is Chief Executive Officer of Here Media and Stephen P. Jarchow is Chairman. Together, they have produced and/or distributed over 200 motion pictures including Academy Award® winners “Gods and Monsters” and “Departures”.

Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding Here Media’s plans to launch new technologies and user experiences., .These statements include those containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the limited operating history and variability of operating results of Here Media and its subsidiaries; ability to achieve its operating plan; competition; timing and success of product launches; success of marketing efforts; and dependence on technology infrastructure, cable and satellite operators and the Internet. Additional information concerning factors that could affect Here Media’s future business and financial results is included in Here Media’s public filings with the Securities and Exchange Commission, which are available at the SEC’s website at www.sec.gov.